Exhibit (h)(x) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K



             THIRD AMENDMENT TO THE FUND PARTICIPATION AGREEMENT
                                   Between
HUNTINGTON VA FUNDS, HUNTINGTON ASSET ADVISORS, INC., EDGEWOOD SERVICES, INC.
                                     And
                       HARTFORD LIFE INSURANCE COMPANY

THIS AMENDMENT is made and entered into as of the 13th day of June, 2005 between Hartford Life Insurance Company ("Hartford"), Huntington VA Funds (the "Trust"), Edgewood Services, Inc. (the "Distributor"), and Huntington Asset Advisors, Inc. (the "Adviser").



   WHEREAS, Hartford, Trust, Distributor, and Adviser have been doing business pursuant to a November 2003 Fund Participation Agreement (the "Agreement); and



   WHEREAS, the parties desire to amend the Agreement to allow for the addition of certain Funds;


NOW, THEREFORE, the parties agree that Schedule B shall be amended and restated and replaced by the attached Schedule B.






















A.

B.

SCHEDULE B,
      amended and restated as of June 13, 2005


1. Participating Funds 2. CUSIP Number


Huntington VA Income Equity Fund 446771107 Huntington VA Growth Fund 446771206 Huntington VA Dividend Capture Fund 446771305 Huntington VA Mid Corp America Fund 446771503 Huntington VA New Economy Fund 446771602 Huntington VA Rotating Markets Fund 446771701 Huntington VA Macro 100 Fund 446771875 Huntington VA Situs Small Cap Fund 446771883 Huntington VA Mortgage Securities Fund 446771867 Huntington VA International Equity Fund 446771800


      IN WITNESS WHEREOF, each of the parties has caused this Schedule B to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.

HARTFORD LIFE INSURANCE COMPANY,         II.   EDGEWOOD SERVICES, INC.
on its behalf and on behalf of each
Separate Account named in Schedule A,
as may be amended from time to time

By:  /s/ Robert Arena
Name:  Robert Arena
Its:   Vice President                    By:./s/ Charles L. Davis, Jr.
                                            --------------------------
                                         Name:  Charles L. Davis, Jr.
                                         Its:  President
HUNTINGTON VA FUNDS, on its behalf and   III.  HUNTINGTON ASSET ADVISORS, INC.
on behalf of each Fund named in this
Schedule B, as may be amended from time
to time

By:  /s/ George M. Polatas
Name:  George M. Polatas                 By:  /s/ B. Randolph Bateman
                                            -------------------------
Its:  Vice President                     Name:  B. Randolph Bateman
                                                                 Its:  President